UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 7, 2005
Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2005, Yum! Brands, Inc. (“Yum”) executed a five-year revolving credit facility (the “Credit Facility”) on behalf of three of its wholly owned international subsidiaries. The total facility amount is $350 million, with separate sublimits for each of the three subsidiaries. Citigroup Global Markets Ltd. and J.P. Morgan Securities Inc. arranged the Credit Facility on Yum’s behalf. Citigroup International Plc and Citibank, N.A., Canadian Branch will serve as Facility Agents for the Credit Facility, which was syndicated among six participants. We currently anticipate that borrowings under the Credit Facility will initially be made to facilitate the repatriation of funds in conjunction with The American Jobs Creation Act of 2004.

The interest rate for borrowings under the Credit Facility ranges from 0.20% to 1.20% over the “London Interbank Offered Rate” (“LIBOR”) or 0.00% to 0.20% over a Canadian Alternate Base Rate, which is the greater of the Citibank, N.A., Canadian Branch’s publicly announced reference rate or the “Canadian Dollar Offered Rate” (“CDOR”) plus 0.50%. The exact spread over LIBOR or the Canadian Alternate Base Rate, as applicable, will depend upon Yum’s performance under specified financial criteria. Interest on any outstanding borrowings under the Credit Facility is payable at least quarterly.

The Credit Facility is unconditionally guaranteed by Yum and by Yum’s principal domestic subsidiaries and contains financial covenants relating to the maintenance of leverage and fixed charge coverage ratios. The Credit Facility also contains affirmative and negative covenants including, among other things, limitations on certain additional indebtedness, guarantees of indebtedness, level of cash dividends, aggregate non-U.S. investment and certain other transactions as defined in the agreement. These covenants are substantially similar to those contained in the Yum Amended and Restated Credit Agreement which was filed as Exhibit 10.6 on Form 10-Q on October 12, 2004. The Credit Facility will be filed as an exhibit to our Form 10-K for the year ending December 31, 2005.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under “Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: November 14, 2005	/s/ Ted F. Knopf
Senior Vice President of Finance
and Corporate Controller
(Principal Accounting Officer)